EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 5 to Registration Statement on Form S-1 of TerraForm Power, Inc. of our report dated May 23, 2014 relating to the combined carve-out financial statements of Summit Solar as of December 31, 2013 and 2012 and for the years then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CohnReznick LLP

Vienna, Virginia

July 15, 2014